EXHIBIT 10.1

            Amendment to Employment Agreement Dated January 19, 2001


         This amendment to the Employment Agreement by and between The Gillette Company (the "Company") and James M. Kilts (the "Executive") is made and entered into as of this 27th day of August 2002.

         Whereas the Company has amended the post termination exercise periods for all options granted under its Stock Option Plan beginning in the year 2002;

         Whereas it is the intention of the Company to provide the Executive with option exercise terms no less favorable than the terms of options granted to other plan participants;

         Now, Therefore, in consideration of the above premises and mutual covenants contained in the Employment Agreement and for good and other valuable consideration, the Parties agree to amend the Employment Agreement as follows:

         Paragraph 14 (a) (iii) is amended to read as follows:

                  "(iii) full vesting of all outstanding stock options with exercise periods (a)for all outstanding stock options granted prior to the year 2002, equal to the lesser of one year and the remainder of their originally scheduled terms and (b)for all outstanding stock options granted in the year 2002 and thereafter, equal to the lesser of three years and the remainder of their originally scheduled terms."

         Paragraph 14 (b) (iv) is amended to read as follows:

                  "(iv) full vesting of all outstanding stock options with exercise periods (a) with respect to all outstanding stock options granted prior to the year 2002, equal to the lesser of one of year and the remainder of their originally scheduled terms and (b)with respect to all stock options granted in the year 2002 and thereafter, equal to the lesser of three years and the remainder of their originally scheduled terms; and"


                  Paragraph 14 (d) (v) is amended to read as follows:

                  "(v) all outstanding stock options shall become fully vested and exercisable. All stock options granted prior to the year 2002 shall remain exercisable for a period equal to the lesser of the remainder of their originally scheduled terms and five years and all stock options granted in the year 2002 or thereafter shall remain exercisable for the remainder of their originally scheduled terms."


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         Paragraph 14(f) is amended to read as follows:

                  "Retirement. The Executive shall be entitled to retire, for purposes of the stock options granted to him, whether pursuant to
         Section 6(b) and 7(a) hereof or otherwise, by voluntarily terminating his employment on or after the third anniversary of the Commencement Date. Upon such termination for retirement, any stock options which are not then vested shall become exercisable. All stock options granted prior to the year 2002 shall remain exercisable for a period equal to the lesser of the remainder of their originally scheduled terms and five years and all stock options granted in the year 2002 or thereafter shall remain exercisable for the remainder of their originally scheduled terms."

                                              The Gillette Company



                                          By:_________________________
                                              Edward E. Guillet



                                             ----------------------------
                                              James M. Kilts